UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL 32822

(Address of Principal Executive Offices) (Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

5100 West Silver Springs Boulevard, Ocala, FL 34482

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2008, Intellon Corporation (the “Company”) and E&E Investments (the “Landlord”) entered into a Business Lease Amendment (the “Amendment”), extending the terms of that certain Business Lease Agreement between the Company and the Landlord dated July 1, 2006 for leased facilities of approximately 27,500 square feet in Ocala, Florida (the “Lease”). The Amendment extends the term of the Lease for six months, from July 1, 2008 through December 31, 2008. All of the other terms and conditions of the Lease remain the same.

The foregoing is qualified in its entirety by reference to the full text of the Amendment, which is set forth in Exhibit 10.1 to this report. Exhibit 10.1 is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Business Lease Amendment between Intellon Corporation and E&E Investments, dated June 17, 2008

10.2	Business Lease Agreement between Intellon Corporation and E&E Investments, dated July 1, 2006 (Incorporated by reference to the identical document filed as an exhibit to the registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-144520))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: June 18, 2008